Exhibit 10.27

Extension to Glenn S. Dickman promissory notes

Reference is made to the Promissory note by and between the undersigned parties Glenn S. Dickman and Sundance Strategies, Inc. dated December 4, 2018, October 9, 2018 and July 25, 2018 and August 4, 2019.

Be it known, that for good consideration the parties made the following additions or changes to the promissory notes as if contained therein:

1.	Due date for these notes will be extended to the earlier of November 30, 2021 or at the immediate time when the anticipated additional funds from the first bond or other proceeds are received.

2.	Sundance Strategies agrees to provide the lender 450,000 warrants for Sundance Strategies, Inc., shares at an exercise price of $.05 per share. These warrants will have a 5 year available exercise window from the date of this extension. All other terms and conditions shall remain in full force and effect. The Company will have no obligation to register these shares.

/s/ Glenn S. Dickman
By:	Glenn S. Dickman

Date: November 5, 2019

Sundance Strategies, Inc.

/s/ Randall F. Pearson
By:	Randall F. Pearson, It’s President

Date: November 5, 2019